UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

 August 1, 2018

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 La Terraza Blvd., Ste 101

Escondido, CA 92025

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

9980 Huennekens St., Ste 100

San Diego, CA 92121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

Consulting Agreement

On August 1, 2018, TearLab Corporation (the “Company” or “TearLab”) entered into a 2 year Consulting Agreement (the “Agreement”) with Yelroc Consulting to engage Andy Corley’s services to assist in the broad value creation strategy of the Company and for consultation on merger, acquisition, asset sale and partnership negotiations. Subject to the approval of the Company’s board of directors, the Company will grant Mr. Corley a stock option for a number of shares of common stock equal to 2% of the Company’s outstanding shares on a fully-diluted basis with monthly vesting over the 2 year agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Michael Marquez
Michael Marquez Interim Chief Financial Officer

Date: August 3, 2018